MANAGEMENT AGREEMENT


     THIS AGREEMENT, made and entered into this 4 day of Feb., 1997, by and between Jay Petroleum LLC (hereinafter referred to as "Owner") and Jay Management Company, LLC (hereinafter referred to as "Manager"), WITNESSETH:

                                        I
                                    Premises
                                    --------

     1.1 Owner either owns or controls certain producing oil and gas wells located in the States of Oklahoma, Texas, Louisiana, Michigan, New Mexico and Wyoming, which wells are more fully described in Exhibit A, attached hereto and by this reference made a part hereof. For convenience of reference, such producing oil and gas wells shall hereinafter be referred to as the "Contract Wells".

     1.2 Manager, upon the terms and provisions hereinafter set forth, has agreed to supervise and manage the operation of the Contract Wells and Owner will cause Manager to be appointed as the Operator of such wells on behalf of Owner.

     1.3 The consideration for this contract shall be good and valuable consideration and the mutual promises and covenants set forth herein, the receipt and sufficiency of which are hereby confessed and acknowledged.

                                       II
                                Manager's Duties
                                ----------------

     2.1 On behalf of Owner, Manager shall assume and perform the entire general management and supervision of the operation of the Contract Wells and shall make its staff available for such purposes. Manager's duties of managing and supervising the operations of the Contract Wells on behalf of Owner shall include all responsibilities as the Operator of the Contract Wells as conducted by a prudent operator including the following:

     (a) The general supervision and management of all personnel, including well-pumpers and field roustabouts, which are assigned or employed in connection with the field operation of the Contract Wells;

     (b) The securing of third party services for the purposes of maintaining the Contract Wells in a good operating condition;

     (c) The preparation of Authorities For Expenditure (AFE's) for reworking, recompleting and drilling of new wells and the general supervision and management of such operations;

     (d) Manager shall keep and maintain the books of account and other records which are necessary to the operation of the Contract Wells including performing the joint interest billing and disbursement of revenues to other working interest owners;

     (e) Manager shall prepare and submit all reports relative to the Contract Wells which may be required by state regulatory bodies.

                                       III
                             Manager's Compensation
                             ----------------------

     3.1 Owners shall pay to Manager monthly as compensation for the services which Manager shall perform under the terms of this Agreement Twelve Thousand Five Hundred Dollars ($12,500.00). Manager shall also receive all payments to Operator for operations pursuant to the Operating Agreements for the Contract Wells.

     3.2 The amount which is to be paid to Manager as set forth in Paragraph 3.1 may be amended from time to time by the parties hereto if they so mutually agree.

                                       IV
                                  Miscellaneous
                                  -------------

     4.1 The Manager shall not be liable for any losses sustained in or on each well or on the property where each well is located, or for any damage to the well or productive capacity thereof, caused by the act of God, fire, storm, flood, explosion, strike, riots, theft or the act of any person not under direction or supervision of Manager. Manager's liability shall be limited to any loss or losses resulting from the bad faith, gross negligence, or willful misconduct of the supervisory employees of Manager.

     4.2 This  Agreement  shall  remain in force and  effect for the term of ten
(10) years or until terminated by either party hereto. Such termination shall be effected by either party hereto giving the other party not less than 180 days' written notice that the contract shall be terminated on a date certain. Notice of termination shall be in writing sent by courier, to the other party at the following address:

         Owner:            Jay Petroleum LLC
                           One Houston Center
                           1221 McKinney, Suite 3100
                           Houston, TX  77010

         Manager:          Jay Management Company LLC
                           One Houston Center
                           1221 McKinney, Suite 3100
                           Houston, TX  77010

Such notice shall be deemed to have been given on the day following the date of mailing. Upon termination hereof, Manager shall be entitled to payment of any and all amounts owning to it pursuant to the terms and provisions hereof.

     4.3 Neither party hereto shall execute any assignment or transfer of its rights hereunder without the consent of the other party first obtained.

     4.4 Manager shall comply with all laws and regulations of all governmental bodies applicable to the operations of the Contract Wells.

     4.5 This Agreement shall be binding upon the parties hereto and upon their successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        OWNER:
                                        JAY PETROLEUM LLC



                                        By:  /S/  Y. LEVY  /  REUVEN HOLLO
                                           ------------------------------------
                                        Title:
                                              ---------------------------------
                                        Date:  2/4/97   /   2/4/97
                                              ---------------------------------



                                        MANAGER:
                                        JAY MANAGEMENT COMPANY LLC



                                        By:
                                            -----------------------------------
                                        Title:
                                               --------------------------------
                                        Date:  2/4/97
                                               --------------------------------



                                                           EXHIBIT A



Farmers Acquisition - Average Expenses

Lease Name                      County/Parish              Operator             WI                NRI

Louisiana

COWLEY NO. 1                      Bossier                  Grigsby           0.25000000         0.17500000
COWLEY NO. 2                      Bossier                  Grigsby           0.25000000         0.17500000
COWLEY NO. 3                      Bossier                  Grigsby           0.25000000         0.17500000
CORLEY NO. 6                      Bossier                  Grigsby           0.25000000         0.17500000

Michigan

JOSEPH NO. 1-25A                  Manistee                WW Energy          0.12500000         0.09296900

New Mexico

HANSON FEDERAL NO. 1              Eddy                    Anadarko           0.25000000         0.17750000

Oklahoma

HALL UNIT NO. 1                   Caddo                   MW Petroleum       0.00000000         0.00146500
STRATTON FARMS NO. 26             Custer                  Sonat              0.01327700         0.01033600
BRAKHAGE L UNT/2                  Garfield                Farmers            0.25000000         0.21533200
BRAKHAGE NO. 1                    Garfield                Farmers            0.25000000         0.21533200
HOOVER-A NO. 1                    Garfield                Jay                0.37191900         0.31186900
HOOVER NO. 1                      Garfield                Jay                0.75490700         0.61729100
RHODES-MORRIS                     Garfield                Continental        0.00000000         0.01702500
BAGWELL EST NO. 1                 Beckham                 Jay                0.78125000         0.67557800
MEADOR NO. 1                      Beckham                 Jay                1.00000000         0.85403600
PUTHUFF NO. 1                     Beckham                 Jay                1.00000000         0.87500000
TURNER NO. 1                      Beckham                 Jay                1.00000000         0.87500000
WHITE NO. 1                       Beckham                 Jay                1.00000000         0.86458400
WHITE NO. 2                       Beckham                 Jay                1.00000000         0.87500000
ALBRIGHT NO. 19-1                 Grant                   Echo               0.40500000         0.42875000
JONES A NO. 1-32                  Coal                    Payne WC           0.08668400         0.07068000
BERNARD NO. 1&2                   Alfalfa                 Mack Energy        0.00000000         0.02734300
WOODWARD NO. 1                    Alfalfa                 Mack Energy        0.00000000         0.02734400
WOODARD NO. 4                     Alfalfa                 Mack Energy        0.00000000         0.02734400
GIFT A                            Garfield                Parker & Parley    0.00000000         0.02734400
ISBEL #2                          Garfield                Jay                1.00000000         0.82031000
JEWELL #1                         Garfield                Jay                1.00000000         0.82031000
SAWYER GAS UNIT NO. 2             Garfield                Parker & Parley    0.24752500         0.18952500
RICHARDS NO. 2-21                 McLain                  Whitmar            0.37500000         0.28875000

Texas

DENTON NO. 1                      Howard                  Jay                0.75000000         0.58187500
DENTON NO. 2                      Howard                  Jay                0.75000000         0.58187500



                                                        4






                                                EXHIBIT A (Continued)



Farmers Acquisition - Average Expenses

                                            GROSS (8/8th)                                  NET

Lease Name                        LOE*        Overhead          Total           LOE       Overhead      Total
                                                Jay            Expenses***                   Jay      Expenses
                                              Operator**                                  Operator

Louisiana

COWLEY NO. 1                     $2,148            $0          $2,148           $537            $0      $537
COWLEY NO. 2                     $2,112            $0          $2,112           $528            $0      $528
COWLEY NO. 3                     $1,868            $0          $1,868           $467            $0      $467
CORLEY NO. 6                     $1,732            $0          $1,732           $433            $0      $433

Michigan

JOSEPH NO. 1-25A                 $4,264            $0          $4,264           $533            $0      $533

New Mexico

HANSON FEDERAL NO. 1               $980            $0           $980            $245            $0      $245

Oklahoma

HALL UNIT NO. 1                      $0            $0             $0              $0            $0        $0
STRATTON FARMS NO. 26            $5,423            $0         $5,423             $72            $0       $72
BRAKHAGE L UNT/2                   $720            $0           $720            $180            $0      $180
BRAKHAGE NO. 1                     $720            $0           $720            $180            $0      $180
HOOVER-A NO. 1                     $262          $428           $690             $97          $159      $257
HOOVER NO. 1                       $211          $431           $642            $159          $325      $485
RHODES-MORRIS                        $0            $0             $0              $0            $0        $0
BAGWELL EST NO. 1                  $395          $593           $988            $309          $463      $772
MEADOR NO. 1                       $336          $593           $929            $336          $593      $929
PUTHUFF NO. 1                      $491          $593         $1,084            $491          $593    $1,084
TURNER NO. 1                       $455          $593         $1,048            $455          $593    $1,048
WHITE NO. 1                        $178          $593           $771            $178          $593      $771
WHITE NO. 2                        $232          $593           $825            $232          $593      $825
ALBRIGHT NO. 19-1                $2,629            $0         $2,629          $1,065            $0    $1,085
JONES A NO. 1-32                 $3,333            $0         $3,333            $289            $0      $289
BERNARD NO. 1&2                      $0            $0             $0              $0            $0        $0
WOODWARD NO. 1                       $0            $0             $0              $0            $0        $0
WOODARD NO. 4                        $0            $0             $0              $0            $0        $0
GIFT A                               $0            $0             $0              $0            $0        $0
ISBEL #2                           $178          $593           $771            $178          $593      $771
JEWELL #1                          $178          $593           $771            $178          $593      $771
SAWYER GAS UNIT NO. 2              $723            $0           $723            $179            $0      $179
RICHARDS NO. 2-21                $3,629            $0         $3,629          $1,361            $0    $1,361

Texas

DENTON NO. 1                       $602          $501         $1,103            $452          $376      $827
DENTON NO. 2                     $4,000          $501         $4,501          $3,000          $376    $3,376


                                                           EXHIBIT A (Continued)



Farmers Acquisition - Average Expenses

Lease Name                      County/Parish          Operator               WI                NRI

GLASS NO. 1                       Howard               Jay                 0.75000000        0.56250000
SHANNON A NO. 1                   Crockett             Crockett            0.39875000        0.27710000
GOREE                             Bee                  Bee                 0.25000000        0.20312500
RICHARDS B NO. 1                  Jack                 Jay                 1.00000000        0.80000000
CHERRYHOMES NO. 1-4               Jack                 Jay                 1.00000000        0.81250000
CHERRY D/4/5/7/9                  Jack                 Jay                 1.00000000        0.75000000
CHERRYHOMES M/2/3/4               Jack                 Jay                 1.00000000        0.81250000
CHERRYHOMES B NO. 1               Jack                 Jay                 1.00000000        0.81250000
MCLAUGHLIN                        Nolan                Boyd&McWilliams     0.18750000        0.13500000
LOPEZ CREEK 1-5                   Irion                Boyd&McWilliams     0.18750000        0.11812500
FRYSAK NO. 1                      Glasscock            Boyd&McWilliams     0.25000000        0.16958300
ELENBURG NO. 1                    Clay                 Jay                 1.00000000        0.81250000
LOPEZ CREEK 3/6                   Irion                Boyd&McWilliams     0.18750000        0.11812500

Wyoming

FLAT TOP FED #32-10               Converse             Equitable           0.20250000        0.17218800




Farmers Acquisition - Average Expenses


                                            GROSS (8/8th)                                  NET

Lease Name                        LOE*        Overhead          Total           LOE       Overhead      Total
                                                Jay          Expenses***                    Jay       Expenses
                                              Operator**                                  Operator


GLASS NO. 1                      $285          $501             $786           $214         $376        $590
SHANNON A NO. 1                  $449          $867           $1,316           $179         $346        $525
GOREE                          $1,080            $0           $1,080           $270           $0        $270
RICHARDS B NO. 1                 $164          $598             $762           $164         $598        $762
CHERRYHOMES NO. 1-4              $819        $1,105           $1,924           $819       $1,105      $1,924
CHERRY D/4/5/7/9               $1,053          $886           $1,939         $1,053         $886      $1,939
CHERRYHOMES M/2/3/4            $5,293        $3,900           $9,193         $5,293       $3,900      $9,193
CHERRYHOMES B NO. 1              $258          $571             $829           $258         $571        $829
MCLAUGHLIN                     $1,845            $0           $1,845           $346           $0        $346
LOPEZ CREEK 1-5                $2,550            $0           $2,550           $478           $0        $478
FRYSAK NO. 1                   $2,162            $0           $2,162           $541           $0        $541
ELENBURG NO. 1                   $282          $593             $875           $282         $593        $875
LOPEZ CREEK 3/6                $1,020            $0           $1,020           $191           $0        $191

Wyoming

FLAT TOP FED #32-10            $1,283            $0           $1,283           $260           $0        $260

                              $56,342       $15,626          $71,968        $22,481      $14,225     $36,706



Snyder Acquisition - Average Expense


Lease Name                     County/Parish            Operator               WI              NRI

Louisiana

ST MARY PARISH (SN)              St. Mary             Parker&Parsley          0.3623470       0.2572660
KG LEE 1,2,3,5 (SN)              Concordia            Ross Production         0.5463750       0.3961210
COTTEN NO. 1 (SN)                Iberia               An-Son                  0.0946800       0.0736690
COTTON LD CP 1 (SN)              Iberia               Parker&Parsley          0.0138990       0.0107880
HERO                             Plaqumine            Parker&Parsley          0.3675290       0.2613530

Texas

VAN VORST W 1-L (SN)             Harris               Sonora Petroleum        0.2500000       0.1682270
WILBER B.E NO.1 (SN)             Jefferson            Snyder (Jay)            0.8127520       0.6502070
KIRKENDALL B-1 (SN)              Hardin               Snyder (Jay)            0.3129520       0.2465220

Wyoming

BCU-1ST CODY (SN)                Fremont              Amoco                                   0.0025870
BCU-2ND CODY (SN)                Fremont              Amoco                                   0.0045750
BCU-FORT UNION (SN)              Fremont              Amoco                                   0.0010000
BCU-FRONTR/DAK (SN)              Fremont              Amoco                                   0.0027080
BCU-MADISON (SN)                 Fremont              Amoco                                   0.0025200
BCU-PHOSPORIA (SN)               Fremont              Amoco                                   0.0039990
BCU-TENSLEEP (SN)                Fremont              Amoco                                   0.0025710
OFF-RK 1-14&5-14 (SN)            Campbell             Wellstar                0.0977600       0.0806520
OFF-ROURK 2-14 (SN)              Campbell             Wellstar                0.0977600       0.0806520
MILLER JAC #1 (SN)               Campbell             Lep Operating           0.2500000       0.1725000
ARMSTRNG FED 1D (SN)             Campbell             Presidio                0.1497500       0.1323800
ARMSTRNG FED 1F (SN)             Campbell             Presidio                0.1497500       0.1323800
ARMSTRNG FED 2-23 (SN)           Campbell             Presidio                0.1955180       0.1535940


                                            GROSS (8/8th)                                  NET

Lease Name                        LOE*        Overhead          Total           LOE       Overhead      Total
                                                Jay            Expenses**                    Jay      Expenses
                                              Operator**                                  Operator
Louisiana

ST MARY PARISH (SN)             $5,671            $0            $5,671        $2,055           $0       $2,055
KG LEE 1,2,3,5 (SN)             $9,776            $0            $9,776        $5,341           $0       $5,341
COTTEN NO. 1 (SN)               $7,955            $0            $7,955          $753           $0         $753
COTTON LD CP 1 (SN)             $7,512            $0            $7,512          $104           $0         $104
HERO                            $7,821            $0            $7,821        $2,874           $0       $2,874
Texas

VAN VORST W 1-L (SN)            $4,881            $0            $4,881        $1,220           $0       $1,220
WILBER B.E NO.1 (SN)            $1,339          $947            $2,286        $1,088         $770       $1,858
KIRKENDALL B-1 (SN)             $3,299          $687            $3,986        $1,032         $215       $1,247

Wyoming

BCU-1ST CODY (SN)                   $0            $0                $0            $0           $0           $0
BCU-2ND CODY (SN)                   $0            $0                $0            $0           $0           $0
BCU-FORT UNION (SN)                 $0            $0                $0            $0           $0           $0
BCU-FRONTR/DAK (SN)                 $0            $0                $0            $0           $0           $0
BCU-MADISON (SN)                    $0            $0                $0            $0           $0           $0
BCU-PHOSPORIA (SN)                  $0            $0                $0            $0           $0           $0
BCU-TENSLEEP (SN)                   $0            $0                $0            $0           $0           $0
OFF-RK 1-14&5-14 (SN)           $6,212            $0            $6,212          $607           $0         $607
OFF-ROURK 2-14 (SN)             $3,106            $0            $3,106          $304           $0         $304
MILLER JAC #1 (SN)              $1,565            $0            $1,565          $391           $0         $391
ARMSTRNG FED 1D (SN)            $2,194            $0            $2,194          $329           $0         $329
ARMSTRNG FED 1F (SN)            $1,907            $0            $1,907          $286           $0         $286
ARMSTRNG FED 2-23 (SN)          $4,526            $0            $4,526          $885           $0         $885

                               $67,764        $1,634           $69,398       $17,270         $985      $18,255



                               LOE*        Lease Operating Expenses
                         Overhead**        Overhead charged to working interest owners on wells operated by Jay.
                 Total Expenses ***        Gross Expenses - LOE plus Overhead



                                                                  7